LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

SPECIAL POWER OF ATTORNEY AND AFFIRMATION



KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, hereby make, constitute, and appoint JILL GOLDER and/or BRIAN WANAMAKER, and/or either of them, with full power of substitution, my true and lawful attorney-in-fact for me and in my name, place and stead, with full power to execute, and to do and perform all and every other act necessary to file with the Securities and Exchange Commission timely reports of stock transactions by the undersigned involving the stock of Ruby Tuesday, Inc.

The rights, powers, and authority granted herein shall commence and be in full force and effect on the date of the execution hereof and thereafter until revoked, in writing, by me.

WITNESS my hand this 	___ day of March, 2015.


			_______________________________________
			Rhonda Parish


STATE OF TENNESSEE
COUNTY OF BLOUNT

I, the undersigned, a Notary Public in and for said County and State, hereby certify that Rhonda Parish, whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of said instrument, she executed the same voluntarily on the day the same bears date.

Given under my hand and seal this 	 day of March, 2015.

	Stamp


						_______________________________________
	NOTARY PUBLIC


My Commission Expires:

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